Exhibit 10.1

AMENDMENT NUMBER 1 TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT Number 1, dated as of April 1, 2012, to the Investment Management Agreement (“Agreement) dated as of June 1, 2011 originally made by and among WHITE MOUNTAINS ADVISORS LLC, a Delaware limited liability company (the “Adviser”), and SYMETRA FINANCIAL CORPORATION, a Delaware corporation, together with its Affiliated Companies (the “Client”). Capitalized terms used but not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, Adviser and Client are parties (“Parties”) to the Agreement; and

WHEREAS, pursuant to the terms of paragraph 19 of the Agreement, the Parties may amend the Agreement in writing; and

WHEREAS, the Adviser and Client desire to modify certain terms of the Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. Schedule A of the Agreement is deleted in its entirety and replaced with the following schedule that is retroactive to June 1, 2011:

SCHEDULE A

1.	Management Fee.

The Management Fee will be calculated according to the following schedule. The basis for calculation will be the assets under management in the Investment Account that are managed by the Adviser (excluding assets under management in the Investment Account that are sub-advised by a third-party and with respect to which Sub-adviser Fees are paid by the Client as set forth in Section 10(c) of this agreement).

Assets Under Management in the Investment Account	Value	Annual Fee	Quarterly Fee

Investment Grade Fixed Income:
Up to $1 billion	Book	10.0 basis points	2.5 basis points
		(0.1% or 0.001)	(0.025% or 0.00025)
$1 billion - $2 billion	Book	8.5 basis points	2.125 basis points
$2 billion - $5 billion	Book	7.5 basis points	1.875 basis points
Greater than $5 billion	Book	2.5 basis points	0.625 basis points
High Yield Debt	Market	25.0 basis points	6.25 basis points
Equities	Market	100.0 basis points	25.0 basis points
Fully Funded Hedge Funds	Market	100.0 basis points	25.0 basis points
Private Equities & Other Deferred Fundings:
First 2 Years of Fund’s Life	Committed	100.0 basis points	25.0 basis points
Thereafter	Market	100.0 basis points	25.0 basis points
Affordable Housing Credit Funds:
First Year of Fund’s Life	Committed	100.0 basis points	25.0 basis points
Thereafter	Market	10.0 basis points	2.5 basis points
Derivatives	Notional	4.0 basis points	1.0 basis points

2.	Portfolio Management Services Fee.

The Portfolio Management Services Fee will be equal to three-quarter of one basis point (0.0075%) per annum. The basis for calculation will be the sum of (A) the assets under management in the Investment Account, whether managed directly by the Adviser or sub-advised, (B) the assets under management in the Client’s Commercial Loan Portfolio, in each case and (C) other investment assets as mutually agreed by the Client and Adviser from time to time. The values for all assets included in clause (A) shall be determined according to the methodologies (book, market, committed or notional) set forth in the schedule above.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Number 1 to the Agreement.

ADVISER:		CLIENT:

WHITE MOUNTAINS ADVISORS LLC		SYMETRA FINANCIAL CORPORATION

By:	/s/ Mark J. Plourde	By:	/s/ Margaret A. Meister
Print:	Mark J. Plourde	Print:	Margaret A. Meister
Title:	Chief Financial Officer	Title:	Executive Vice President, Chief Financial Officer

AFFILIATED COMPANIES:

SYMETRA LIFE INSURANCE COMPANY
SYMETRA NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Margaret A. Meister
Print:	Margaret A. Meister
Title:	Executive Vice President, Chief Financial Officer

SYMETRA INVESTMENT SERVICES, INC.

By:	/s/ Margaret A. Meister
Print:	Margaret A. Meister
Title:	Director

FIRST SYMETRA NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Margaret A. Meister
Print:	Margaret A. Meister
Title:	Executive Vice President, Chief Financial Officer

TIF INVEST III, LLC

By:	/s/ Margaret A. Meister
Print:	Margaret A. Meister
Title:	President